EXHIBIT 5

                      LAW OFFICES OF CARL A. GENERES, P.C.
                              4315 West Lovers Lane
                               Dallas, Texas 75209
                                 (214) 352-8674



February 7, 2006

Sunrise Real Estate Development Group, Inc.
Suite 1502, No. 333
Zhaojiabang Road
Shanghai, Peoples Republic of China

Gentlemen:

         We have acted as counsel to Sunrise Real Estate Development Group, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by the selling shareholders listed therein (the "Selling Shareholders") of 6,600,000 shares of the Company's common stock (the "Common Stock").

         In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling Shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         The opinions we express herein are limited to matters involving the Texas corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

         We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

Sincerely,

Law Offices of Carl A. Generes, P.C.


/s/ Carl A. Generes
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Carl A. Generes, Esq.